Exhibit 99.1

News Release
LASALLE HOTEL PROPERTIES REPORTS THIRD QUARTER 2017 RESULTS

BETHESDA, MD, October 19, 2017 -- LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter ended September 30, 2017. The Company’s hotel statistics are presented excluding third quarter results from its two resorts located in Key West, due to their temporary closure during and following Hurricane Irma in September 2017. The Company also provided its hotel statistics for all properties combined, including the results from the Key West resorts. The Company’s results are summarized below.

	Third Quarter			Year-to-Date
	2017	2016	% Var.	2017	2016	% Var.
	($'s in millions except per share/unit data)

Net income attributable to common shareholders(1)	$31.1	$152.1	-79.6%	$162.7	$213.3	-23.7%
Net income attributable to common shareholders per diluted share(1)	$0.27	$1.34	-79.9%	$1.43	$1.88	-23.9%

Excludes Key West in the Third Quarter for Both Years
RevPAR(2)	$219.38	$227.69	-3.6%	$208.52	$211.70	-1.5%
Hotel EBITDA Margin(2)	34.8%	36.4%		33.8%	34.5%
Hotel EBITDA Margin Change(2)	-162 bps			-62 bps

All Properties
RevPAR(2)	$217.57	$228.31	-4.7%	$208.03	$212.10	-1.9%
Hotel EBITDA Margin(2)	34.6%	36.6%		33.8%	34.5%
Hotel EBITDA Margin Change(2)	-193 bps			-75 bps

Total Revenues	$285.9	$326.9	-12.5%	$847.3	$938.1	-9.7%
EBITDA(1,2)	$90.6	$219.1	-58.6%	$345.4	$409.6	-15.7%
Adjusted EBITDA(2)	$93.5	$115.3	-18.9%	$265.7	$310.8	-14.5%
Note: Adjusted EBITDA in the third quarter of 2016 included $12.7 million for assets that the Company sold in 2016 and 2017. Year-to-date adjusted EBITDA in 2016 included $41.4 million for assets that the Company sold in 2016 and 2017.

FFO attributable to common shareholders and unitholders(2)	$74.4	$95.7	-22.3%	$212.0	$253.4	-16.3%
Adjusted FFO attributable to common shareholders and unitholders(2)	$77.4	$96.4	-19.7%	$220.2	$259.1	-15.0%
FFO attributable to common shareholders and unitholders per diluted share/unit(2)	$0.66	$0.84	-21.4%	$1.87	$2.24	-16.5%
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit(2)	$0.68	$0.85	-20.0%	$1.94	$2.29	-15.3%

(1) Year-to-date 2017 net income and EBITDA (as defined below) included $85.5 million of gains from the sales of Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton, and Westin Philadelphia. Third quarter and year-to-date 2016 net income and EBITDA included $104.8 million of gain from the sale of Indianapolis Marriott Downtown.

(2) See tables later in this press release, which list adjustments that reconcile net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), adjusted FFO and pro forma hotel EBITDA. EBITDA, adjusted EBITDA, FFO, adjusted FFO and pro forma hotel EBITDA are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income later in this press release. Room revenue per available room (“RevPAR”) is presented on a pro forma basis to reflect hotels in the Company’s current portfolio. See “Statistical Data for the Hotels - Pro Forma” later in this press release.

“The third quarter included challenges, including growing hotel supply and less citywide demand in our markets,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “In particular, we faced a difficult citywide comparison in San Francisco and Philadelphia. Philadelphia’s results were also hurt by the comparison to the Democratic National Convention in July 2016. Hurricane Irma forced our two resorts in Key West to close for a period of time, which negatively impacted RevPAR change by 110 basis points. While the top line results are disappointing, we are proud of our operators and asset management team’s ability to find continued efficiencies.”

Third Quarter Results

▪
Net Income: The Company’s net income attributable to common shareholders was $31.1 million, which decreased by $121.0 million from the third quarter of 2016, predominantly due to a $104.8 million gain relating to the sale of the Indianapolis Marriott Downtown in July 2016.

▪	RevPAR: Excluding Key West, the Company’s third quarter RevPAR decreased 3.6% to $219.38, driven by a 3.6% decline in average daily rate to $243.31 and flat occupancy at 90.2%.

▪
Hotel EBITDA Margin: Excluding Key West, the Company’s hotel EBITDA margin was 34.8%, which was 162 basis points below that of the comparable prior year period. The Company’s hotel expenses declined by 0.3% from the third quarter of 2016.

▪
Adjusted EBITDA: The Company’s adjusted EBITDA was $93.5 million, a decrease of $21.8 million from the third quarter of 2016. Third quarter 2016 adjusted EBITDA included $12.7 million from seven assets the Company sold between July 2016 and September 2017 (the “Disposed Assets”): Indianapolis Marriott Downtown, the mezzanine loan on Shutters on the Beach and Casa Del Mar, Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton, and Westin Philadelphia.

▪
Adjusted FFO: The Company generated adjusted FFO of $77.4 million, or $0.68 per diluted share/unit, compared to $96.4 million, or $0.85 per diluted share/unit, for the comparable prior year period. As with adjusted EBITDA, the Disposed Assets provided approximately $12.7 million of adjusted FFO during the third quarter 2016.

Key West Impact Update: After both resorts closed on September 6, 2017 to comply with all mandatory evacuations of the island ahead of Hurricane Irma, the Southernmost Beach Resort Key West partially re-opened on September 15, 2017 and The Marker Waterfront Resort remains closed. The Company has not identified any significant structural damage at either of its resorts. While the Company is still assessing the condition of both properties, it currently believes that the damage is not significant and is primarily related to water intrusion. The Company expects The Marker Waterfront Resort will resume full operations by the end of October 2017. The Southernmost Beach Resort Key West is expected to fully re-open its remaining rooms in phases throughout the fourth quarter. The Company maintains property, flood, fire and business interruption insurance at its two resorts in Key West. For the combined properties, insurance is subject to deductibles of approximately $5.0 million in total, which encompasses both property and business interruption coverage.

Capital Investments
During the quarter, the Company invested $29.5 million of capital in its hotels, of which the majority was for ongoing and upcoming renovations at the end of 2017. The two largest projects are lifecycle rooms renovations at Westin Copley Place in Boston and Paradise Point Resort & Spa in San Diego. The Company will also be completing room renovations this winter at Chamberlain and Le Montrose in West Hollywood, Serrano Hotel and Harbor Court Hotel in San Francisco, and Heathman Hotel in Portland.

Year-to-date, the Company has invested $66.6 million of capital in its hotels, compared to its full year 2017 anticipated capital expenditures between $130.0 and $150.0 million. While the Company may not spend its full capital budget during calendar year 2017, it still expects to fund any remaining balance during the first quarter 2018, as it completes several ongoing renovations.

Balance Sheet and Capital Markets Activities

▪
Balance Sheet Summary as of September 30, 2017: The Company had total outstanding debt of $1.1 billion, and total net debt to trailing 12 month Corporate EBITDA (as defined in the financial covenant section of the Company’s senior unsecured credit facility, adjusted for all cash and cash equivalents on its balance sheet) was 2.0 times. The Company’s fixed charge coverage ratio was 5.5 times, and its weighted average interest rate for the third quarter was 3.0%. The Company had capacity of $772.6 million available on its credit facilities, in addition to $444.3 million of cash and cash equivalents on its balance sheet.

▪
Interest Rate Hedge: On July 25, 2017, the Company swapped the interest rate on its $300.0 million senior unsecured term loan to an all-in fixed rate of 3.23% through loan maturity in January 2022. The previous interest rate swap was set to mature on August 2, 2017.

▪	Share Repurchase: The Company did not acquire any common shares during the third quarter of 2017 or to date during the fourth quarter of 2017.

Dividend
On September 15, 2017, the Company declared a third quarter 2017 dividend of $0.45 per common share of beneficial interest. The dividend represents an annual run rate of $1.80 per share and a 5.9% yield based on the closing share price on October 18, 2017.

Earnings Call
The Company will conduct its quarterly conference call on Friday, October 20, 2017 at 11:00 AM eastern time. To participate in the conference call, please dial (877) 419-6600. Additionally, a live webcast of the conference call will be available through the Company’s website. A replay of the conference call webcast will also be archived and available online through the Investor Relations section of the Company’s website.

About LaSalle Hotel Properties
LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 41 properties, which are upscale, full-service hotels, totaling approximately 10,400 guest rooms in 11 markets in seven states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging groups, including Hilton Hotels Corporation, Marriott International, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, Two Roads Hospitality, Davidson Hotel Company, Kimpton Hotel & Restaurant Group, LLC, Accor, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels, Access Hotels & Resorts, and Provenance Hotels.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project," “may,” “plan,” “seek,” “should,” or similar expressions. Forward-looking statements in this press release include, among others, statements about the Company’s asset management strategies, resorts in Key West, and capital expenditure program. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (ii) the availability and terms of financing and capital and the general volatility of securities markets, (iii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (ix) the risk of a material failure, inadequacy, interruption or security failure of the Company’s or the hotel managers’ information technology networks and systems, and (x) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #
Additional Contacts:
Kenneth G. Fuller or Max D. Leinweber - 301/941-1500
For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Hotel operating revenues:
Room	$209,019	$237,757	$609,769	$664,463
Food and beverage	50,191	61,718	161,803	197,090
Other operating department	24,243	25,892	66,728	70,992
Total hotel operating revenues	283,453	325,367	838,300	932,545
Other income	2,403	1,569	9,005	5,582
Total revenues	285,856	326,936	847,305	938,127
Expenses:
Hotel operating expenses:
Room	55,474	59,342	163,068	170,596
Food and beverage	37,628	44,307	116,908	137,209
Other direct	2,793	4,562	9,631	13,218
Other indirect	69,207	78,734	212,040	230,932
Total hotel operating expenses	165,102	186,945	501,647	551,955
Depreciation and amortization	43,355	48,022	134,684	144,491
Real estate taxes, personal property taxes and insurance	16,663	13,913	46,867	47,023
Ground rent	4,788	4,570	11,996	12,491
General and administrative	6,475	6,076	19,946	19,549
Other expenses	3,179	1,007	6,656	5,512
Total operating expenses	239,562	260,533	721,796	781,021
Operating income	46,294	66,403	125,509	157,106
Interest income	951	167	1,408	3,497
Interest expense	(10,026)	(10,332)	(29,276)	(33,681)
Loss from extinguishment of debt	0	0	(1,706)	0
Income before income tax expense	37,219	56,238	95,935	126,922
Income tax expense	(1,978)	(3,109)	(2,208)	(5,099)
Income before net gain on sale of properties and sale of note receivable	35,241	53,129	93,727	121,823
Net gain on sale of properties and sale of note receivable	31	104,549	85,545	104,549
Net income	35,272	157,678	179,272	226,372
Net income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	0	0	(8)	(8)
Noncontrolling interests of common units in Operating Partnership	(49)	(203)	(242)	(299)
Net income attributable to noncontrolling interests	(49)	(203)	(250)	(307)
Net income attributable to the Company	35,223	157,475	179,022	226,065
Distributions to preferred shareholders	(4,116)	(5,405)	(13,908)	(12,802)
Issuance costs of redeemed preferred shares	0	0	(2,401)	0
Net income attributable to common shareholders	$31,107	$152,070	$162,713	$213,263

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income - Continued
(in thousands, except share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Earnings per Common Share - Basic:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.27	$1.34	$1.44	$1.89
Earnings per Common Share - Diluted:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.27	$1.34	$1.43	$1.88
Weighted average number of common shares outstanding:
Basic	113,007,475	112,811,403	112,961,365	112,781,732
Diluted	113,383,360	113,159,844	113,343,711	113,138,897

Comprehensive Income:
Net income	$35,272	$157,678	$179,272	$226,372
Other comprehensive income:
Unrealized gain (loss) on interest rate derivative instruments	517	3,172	(34)	(17,051)
Reclassification adjustment for amounts recognized in net income	547	1,637	2,030	5,147
	36,336	162,487	181,268	214,468
Comprehensive income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	0	0	(8)	(8)
Noncontrolling interests of common units in Operating Partnership	(51)	(209)	(245)	(284)
Comprehensive income attributable to noncontrolling interests	(51)	(209)	(253)	(292)
Comprehensive income attributable to the Company	$36,285	$162,278	$181,015	$214,176

LASALLE HOTEL PROPERTIES
FFO and EBITDA
(in thousands, except share/unit data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income	$35,272	$157,678	$179,272	$226,372
Depreciation	43,205	47,888	134,264	144,088
Amortization of deferred lease costs	104	82	274	244
Less: Gain on sale of properties less costs associated with sale of note receivable	(31)	(104,549)	(85,545)	(104,549)
FFO	$78,550	$101,099	$228,265	$266,155
Distributions to preferred shareholders	(4,116)	(5,405)	(13,908)	(12,802)
Issuance costs of redeemed preferred shares	0	0	(2,401)	0
FFO attributable to common shareholders and unitholders	$74,434	$95,694	$211,956	$253,353
Pre-opening, management transition and severance expenses	126	231	377	4,295
Issuance costs of redeemed preferred shares	0	0	2,401	0
Loss from extinguishment of debt	0	0	1,706	0
Estimated hurricane related repairs and cleanup costs	2,338	0	2,338	0
Non-cash ground rent	459	472	1,384	1,420
Adjusted FFO attributable to common shareholders and unitholders	$77,357	$96,397	$220,162	$259,068
Weighted average number of common shares and units outstanding:
Basic	113,152,698	112,956,626	113,106,588	112,926,955
Diluted	113,528,583	113,305,067	113,488,934	113,284,120
FFO attributable to common shareholders and unitholders per diluted share/unit	$0.66	$0.84	$1.87	$2.24
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit	$0.68	$0.85	$1.94	$2.29

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income	$35,272	$157,678	$179,272	$226,372
Interest expense	10,026	10,332	29,276	33,681
Income tax expense	1,978	3,109	2,208	5,099
Depreciation and amortization	43,355	48,022	134,684	144,491
EBITDA	$90,631	$219,141	$345,440	$409,643
Pre-opening, management transition and severance expenses	126	231	377	4,295
Loss from extinguishment of debt	0	0	1,706	0
Estimated hurricane related repairs and cleanup costs	2,338	0	2,338	0
Gain on sale of properties less costs associated with sale of note receivable	(31)	(104,549)	(85,545)	(104,549)
Non-cash ground rent	459	472	1,384	1,420
Adjusted EBITDA	$93,523	$115,295	$265,700	$310,809
Corporate expense	7,498	6,949	24,666	21,358
Interest and other income	(3,354)	(1,736)	(10,414)	(9,079)
Pro forma hotel level adjustments, net(1)	567	(12,655)	(7,091)	(36,830)
Hotel EBITDA for all properties	$98,234	$107,853	$272,861	$286,258
Pro forma hotel level adjustment related to Key West(2)	(2,322)	(4,559)	(2,322)	(4,559)
Hotel EBITDA excluding Key West	$95,912	$103,294	$270,539	$281,699

(1)
Pro forma excludes (i) Mason & Rook Hotel for the first quarter in both 2016 and 2017 because the hotel was closed for renovation during the entire first quarter of 2016, and (ii) Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton and Westin Philadelphia due to their dispositions in 2017 and Indianapolis Marriott Downtown due to its disposition in July 2016.

(2)
The Marker Waterfront Resort and Southernmost Beach Resort Key West are excluded from the third quarter in both 2016 and 2017 due to their closure during Hurricane Irma in early September 2017 and for a period following the storm due to subsequent building repairs and clean up.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results - Pro Forma(1)
(in thousands)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Room	$209,195	$219,499	$590,193	$603,719
Food and beverage	50,209	53,817	152,720	165,605
Other	24,260	21,719	64,572	59,480
Total hotel revenues	283,664	295,035	807,485	828,804

Expenses:
Room	55,530	54,951	158,299	157,358
Food and beverage	37,624	39,230	111,332	118,847
Other direct	2,782	2,734	7,697	7,575
General and administrative	19,198	20,016	57,340	58,149
Information and telecommunications systems	3,979	3,858	12,065	11,618
Sales and marketing	18,330	19,166	54,974	55,771
Management fees	9,964	11,084	27,464	27,499
Property operations and maintenance	9,114	9,005	27,006	26,528
Energy and utilities	7,007	7,086	19,499	19,339
Property taxes	15,047	13,197	40,952	40,319
Other fixed expenses(2)	6,855	6,855	17,996	19,543
Total hotel expenses	185,430	187,182	534,624	542,546

Hotel EBITDA	$98,234	$107,853	$272,861	$286,258

Hotel EBITDA Margin	34.6%	36.6%	33.8%	34.5%

(1)
This schedule includes the operating data for the three and nine months ended September 30, 2017 for all properties owned by the Company as of September 30, 2017. Mason & Rook Hotel is excluded from the first quarter in both 2016 and 2017 because the hotel was closed for renovation during the entire first quarter of 2016. Pro forma excludes the results of operations of Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton and Westin Philadelphia due to their dispositions in 2017 and Indianapolis Marriott Downtown due to its disposition in July 2016.

(2)
Other fixed expenses includes ground rent expense, but excludes ground rent payments for The Roger and Harbor Court in all periods due to the hotels being subject to capital leases of land and building under GAAP. At The Roger, the base ground rent payments were $99 and $298 for the three and nine months ended September 30, 2017 and 2016, respectively. At Harbor Court, the base and participating ground rent payments were $335 and $921 for the three and nine months ended September 30, 2017, respectively, and $334 and $1,004 for the three and nine months ended September 30, 2016, respectively.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results - Pro Forma (Excludes Key West in the Third Quarter for Both Years)(1)
(in thousands)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Room	$203,710	$211,425	$584,708	$595,645
Food and beverage	48,617	51,681	151,128	163,469
Other	23,268	20,485	63,579	58,246
Total hotel revenues	275,595	283,591	799,415	817,360

Expenses:
Room	54,062	53,149	156,831	155,557
Food and beverage	36,380	37,694	110,087	117,310
Other direct	2,685	2,588	7,600	7,429
General and administrative	18,542	19,202	56,684	57,335
Information and telecommunications systems	3,877	3,719	11,963	11,479
Sales and marketing	18,003	18,767	54,647	55,372
Management fees	9,636	10,608	27,137	27,024
Property operations and maintenance	8,630	8,494	26,522	26,017
Energy and utilities	6,727	6,820	19,219	19,072
Property taxes	14,786	12,921	40,691	40,043
Other fixed expenses(2)	6,355	6,335	17,495	19,023
Total hotel expenses	179,683	180,297	528,876	535,661

Hotel EBITDA	$95,912	$103,294	$270,539	$281,699

Hotel EBITDA Margin	34.8%	36.4%	33.8%	34.5%

(1)
This schedule includes the operating data for the three and nine months ended September 30, 2017 for all properties owned by the Company as of September 30, 2017. Mason & Rook Hotel is excluded from the first quarter in both 2016 and 2017 because the hotel was closed for renovation during the entire first quarter of 2016. The Marker Waterfront Resort and Southernmost Beach Resort Key West are excluded from the third quarter in both 2016 and 2017 due to their closure during Hurricane Irma in early September 2017 and for a period following the storm due to subsequent building repairs and clean up. Pro forma excludes the results of operations of Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton and Westin Philadelphia due to their dispositions in 2017 and Indianapolis Marriott Downtown due to its disposition in July 2016.

(2)
Other fixed expenses includes ground rent expense, but excludes ground rent payments for The Roger and Harbor Court in all periods due to the hotels being subject to capital leases of land and building under GAAP. At The Roger, the base ground rent payments were $99 and $298 for the three and nine months ended September 30, 2017 and 2016, respectively. At Harbor Court, the base and participating ground rent payments were $335 and $921 for the three and nine months ended September 30, 2017, respectively, and $334 and $1,004 for the three and nine months ended September 30, 2016, respectively.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels - Pro Forma(1)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Total Portfolio
Occupancy	90.2%	90.2%	85.3%	85.7%
Decrease	0.0%		(0.4)%
ADR	$243.31	$252.32	$244.35	$247.16
Decrease	(3.6)%		(1.1)%
RevPAR	$219.38	$227.69	$208.52	$211.70
Decrease	(3.6)%		(1.5)%

	For the three months ended September 30, 2017	For the nine months ended September 30, 2017
Market Detail	RevPAR Variance %
Boston	(3.3)%	1.9%
Chicago	(8.0)%	(5.1)%
Los Angeles	(4.8)%	(6.0)%
New York	(1.0)%	(0.7)%
Other(2)	(0.4)%	0.8%
San Diego Downtown	(1.2)%	2.4%
San Francisco	(4.0)%	(7.5)%
Washington, DC	(6.7)%	3.5%

(1)
This schedule includes the statistical data for the three and nine months ended September 30, 2017 for all properties owned by the Company as of September 30, 2017. Mason & Rook Hotel is excluded from the first quarter in both 2016 and 2017 because the hotel was closed for renovation during the entire first quarter of 2016. The Marker Waterfront Resort and Southernmost Beach Resort Key West are excluded from the third quarter in both 2016 and 2017 due to their closure during Hurricane Irma in early September 2017 and for a period following the storm due to subsequent building repairs and clean up. Pro forma excludes the results of Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton and Westin Philadelphia due to their dispositions in 2017 and Indianapolis Marriott Downtown due to its disposition in July 2016.

(2)
Other includes The Heathman Hotel in Portland, Chaminade Resort in Santa Cruz, Embassy Suites Philadelphia - Center City in Philadelphia, L’Auberge Del Mar in Del Mar, and The Hilton San Diego Resort and Paradise Point Resort in San Diego.

Non-GAAP Financial Measures
FFO, EBITDA and Hotel EBITDA
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company’s operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization and impairment writedowns, and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization and impairments, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.
With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of its hotels and effectiveness of the third-party management companies operating its business on a property-level basis.
FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company’s liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company’s operating performance.
Adjusted FFO and Adjusted EBITDA
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property and impairment losses (to the extent included in EBITDA), acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.